EXHIBIT 99

Form 3 Joint Filer Information

Name:	Venture Strategy Partners II LP
Address:	c/o Venture Strategy Partners 140 Geary Street, Suite 600 San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 9, 2004
Signature:	Venture Strategy Management Company II LLC Its: General Partner

By:	/s/ Joanna Rees Gallanter
Its: Executive Managing Member

Name:	Venture Strategy Affiliates Fund LP
Address:	c/o Venture Strategy Partners 140 Geary Street, Suite 600 San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 9, 2004
Signature:	Venture Strategy Management Company II LLC Its: General Partner

By:	/s/ Joanna Rees Gallanter
Its: Executive Managing Member

Name:	Joanna Rees Gallanter
Address:	c/o Venture Strategy Partners 140 Geary Street, Suite 600 San Francisco, CA 94108
Designated Filer:	Venture Strategy Management Company II LLC
Issuer and Ticker Symbol:	ZipRealty, Inc. (ZIPR)
Date of Requiring Event:	November 9, 2004
Signature:

/s/ Joanna Rees Gallanter